Exhibit 15



[Coopers & Lybrand L.L.P. letterhead]






Ford Motor Company
The American Road
Dearborn, Michigan


Re:  Ford Motor Company Registration Statement Nos. 2-95018, 2-95020,
     33-9722,  33-14951,   33-19036,  33-36043,  33-36061,  33-39402,  33-50087,
     33-50194,  33-50238,  33-54304,  33-54344,  33-54348,  33-54275,  33-54283,
     33-54735,  33-54737,  33-55847,  33-56785,  33-58255,  33-58785,  33-58861,
     33-61107,  33-62227, 33-64605, 33-64607,  33-320725,  33-327993,  33-328181
     333-02401  and 333-02735 on Form S-8;  33-32641,  33-40638,  33-43085,  and
     333-14297 on Form S-3

We are aware that our report dated July 14, 1997 accompanying the unaudited interim financial information of Ford Motor Company for the periods ended June 30, 1997 and 1996 and included in the Ford Motor Company Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.







/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
August 7, 1997



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